AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

COLUMBIA FUNDS SERIES TRUST II

I. Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the investment portfolios (the “Funds”) of the Columbia Funds Series Trust II (“Registrant”) listed in Schedule A. Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum initial sales charges (or “loads”), contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder policies and services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Registrant.

The Registrant is an open-end series investment company registered under the 1940 Act, the Shares of which are registered on Form N-1A under the Securities Act of 1933. The Registrant offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan.

Each Fund and the classes of Shares representing interests in the Fund it issues are set forth in Schedule A hereto. Schedule A shall be updated by officers of the Registrant from time to time as necessary to reflect the current classes and Funds offered by the Registrant.

II. Allocation of Expenses.

1. Except as otherwise set forth herein or as may from time to time be specifically approved by the board of Trustees of the Registrant (the Trustees), all expenses of each Fund shall be allocated proportionately among the classes of such Fund pro rata based on the relative net assets of each class. Pursuant to Rule 18f-3, the Registrant shall allocate to each class of Shares in a Fund any fees and expenses incurred by the Registrant in connection with the distribution and/or the provision of shareholder services to holders of such class of Shares under any distribution plan, shareholder servicing plan and/or plan administration agreement (a “Distribution/Shareholder Servicing Plan”).

2. In addition, pursuant to Rule 18f-3, the Registrant may allocate to a particular class of Shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the Registrant’s transfer agent or officers as being fees and expenses that relate to such class of Shares (see paragraph 7 below);

(ii)	printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)	expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values and determining or paying distributions) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Trustees of the Registrant incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, the Registrant may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Registrant may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions, if any, in the advisory contract of the Fund to the different investment performance of each class.

3. For all purposes under this Plan, fees and expenses that “relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The officers of the Registrant shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph 2 above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer, or another appropriate officer of the Registrant shall periodically or as frequently as requested by the independent Trustees report to the Board of Trustees regarding any such allocations.

4. For all purposes under this Plan, “Daily Dividend Fund” means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7 under the 1940 Act.

5. Income and any expenses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”).

Realized and unrealized capital gains and losses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

6. Income, realized and unrealized capital gains and losses, and any expenses of Funds that are not Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the Relative Net Assets Method.

7. Transfer agency costs vary among classes, and are calculated separately for each of (a) Class Y Shares, (b) Class K and R5 Shares, and (c) all other classes of Shares. Shares of each Class pay an annual fee set forth in the transfer agency agreement in effect from time to time and an allocable share of reimbursable out-of-pocket expenses, with the allocation among the classes based on the number of open accounts. Shares of each Class (other than Y shares) pay sub-transfer agency fees as set forth in the transfer agency agreement in effect from time to time.

8. In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III. Class Arrangements.

The following summarizes the maximum initial sales charges, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each class of Shares of the Registrant. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class A Shares

A.	Maximum Initial Sales Charge:

(i)	Equity Funds (including certain asset allocation and balanced Funds as set forth in a Fund’s then-current prospectus(es)): maximum of 5.75%.

(ii)	Fixed income Funds (including certain asset allocation Funds as set forth in a Fund’s then-current prospectus(es) (other than fixed income Funds listed below): maximum of 4.75%.

(iii)	Columbia Absolute Return Currency and Income Fund, Columbia Floating Rate Fund, Columbia Inflation Protected Securities Fund, Columbia Limited Duration Credit Fund, Columbia Minnesota Tax-Exempt Fund, Columbia Mortgage Opportunities Fund, Columbia Strategic Municipal Income Fund and Columbia U.S. Government Mortgage Fund: 3.00%.

B.	Maximum Contingent Deferred Sales Charge:

(i)	1.00% for equity and fixed income Funds (other than fixed income Funds listed below).

(ii)	0.75% for Columbia Minnesota Tax-Exempt Fund and Columbia Strategic Municipal Income Fund (For Class A shares of these Funds purchased prior to February 19, 2015, the maximum contingent deferred sales charge is 1.00%.)

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a distribution fee of up to 0.10% and/or a service fee of up to 0.25%, as set forth in the applicable Distribution/Shareholder Servicing Plan; providing, however, that certain Funds pay a distribution and/or servicing fee of up to 0.25%.

D.	Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

2.	Class B Shares

A.	Maximum Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: 5.00%*

C.	Maximum Distribution/Shareholder Servicing Fees: Class B Shares may pay distribution and service fees pursuant to a Distribution/Shareholder Servicing Plan as described in the prospectuses as from time to time in effect. Such distribution and service fees may be in amounts up to, but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

D.	Conversion Features/Exchange Privileges: Class B Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class B Shares of a Fund convert into Class A Shares as described in the then-current prospectus for such Shares of such Fund. Class B Shares of a Fund may generally be exchanged for Class B Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

Effective on or about July 17, 2017, all shares held by Class B shareholders of the Funds will automatically convert to Class A shares.

E.	Other Shareholder Services: Class B Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

* Columbia Funds do not accept new investments in Class B shares, except for certain limited transactions. Class B shares were originally subject to a contingent deferred sales charge (CDSC). However, the Fund’s current Class B investors have all held their shares for the requisite time period and are no longer subject to a CDSC upon redemption of their shares.

3.	Class C Shares

A.	Maximum Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such Shares and shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class C Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class C Shares of a Fund may generally be exchanged for Class C Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class C Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

4.	Class K Shares*

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class K Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees and described in the then-current prospectus for such Shares of such Fund. Class K Shares of a Fund may generally be exchanged for Class K Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class K Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees and described in the then-current prospectus for such Shares of such Fund.

F.	Plan Administration Services Fee: Class K Shares pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee for Class K Shares is equal on an annual basis to 0.25% of average daily net assets attributable to such Shares.

* Class K shares were known as Class R4 shares prior to October 25, 2012.

5.	Class R Shares

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class R Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class R Shares of a Fund may generally be exchanged for Class R Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

6.	Class R4 Shares

A.	Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class R4 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class R4 Shares of a Fund may generally be exchanged for Class R4 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class R4 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

7.	Class R5 Shares

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class R5 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class R5 Shares of a Fund may generally be exchanged for Class R5 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class R5 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

8.	Class T Shares*

A.	Maximum Initial Sales Charge Per Transaction: 2.50%

B.	Maximum Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class T Shares may pay distribution and/or shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class T Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.	Other Shareholder Services: Class T Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

* Prior to March 27, 2017, Class T Shares were designated Class W Shares.

9.	Class V Shares*

A.	Maximum Initial Sales Charge:

(a) For equity Funds: 5.75%

(b) For fixed-income Funds: 4.75%

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class V Shares of each Fund may pay servicing fees of up to 0.50% for equity Funds and 0.40% for fixed income Funds of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class V Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class V Shares of a Fund may generally be exchanged for Class V Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class V Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

* Prior to February 24, 2017, Class V Shares were designated Class T Shares.

11.	Class Y Shares*

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Y Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Y Shares of a Fund may generally be exchanged for Class Y Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Y Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

* On March 27, 2017, Class I Shares were exchanged for Class Y Shares in a tax free transaction.

12.	Class Z Shares.

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Z Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Z Shares of a Fund may generally be exchanged for Class Z Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Z Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

IV. Board Review.

The Board of Trustees of the Registrant shall review this Plan, including the application of the Relative Net Assets Method and the Settled Shares Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Registrant, including a majority of the Trustees who are not interested persons of the Registrant, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Registrant shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:	September 7, 2010
Amended and Restated:	April 17, 2013
Amended and Restated	April 21, 2014
Amended and Restated	November 1, 2014
Amended and Restated	February 19, 2015
Amended and Restated	May 1, 2015
Amended and Restated	March 1, 2016
Amended and Restated	June 1, 2016
Section II amended to reflect changes to
Transfer agency fees	January 1, 2017
Amended to reflect the re-designation	February 15, 2017
of Class T and Class W Shares, the designation of new Class T Shares and other share class changes
Amended and Restated to reflect	June 21, 2017
Class I and Class B changes

Schedule A

As of June 21, 2017

Funds and Authorized Classes of Shares

The Funds are authorized to issue those classes of shares representing interests in the Funds as indicated in the following table:

Funds	A	B#	C	K	R	R4	R5	T*	V**	Y***	Z
Columbia Funds Series Trust II
Columbia Absolute Return Currency and Income Fund	A	B	C			R4	R5	T		Y	Z
Columbia Asia Pacific ex-Japan Fund	A		C		R		R5	T		Y	Z
Columbia Capital Allocation Aggressive Portfolio	A	B	C	K	R	R4	R5			Y	Z
Columbia Capital Allocation Conservative Portfolio	A	B	C	K	R	R4	R5			Y	Z
Columbia Capital Allocation Moderate Portfolio	A	B	C	K	R	R4	R5			Y	Z
Columbia Commodity Strategy Fund	A		C		R	R4	R5	T		Y	Z
Columbia Disciplined Core Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Disciplined Growth Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Disciplined Value Fund	A	B	C	K	R	R4	R5	T	V	Y	Z
Columbia Diversified Equity Income Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Dividend Opportunity Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Emerging Markets Bond Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia European Equity Fund	A	B	C	K		R4	R5	T		Y	Z
Columbia Flexible Capital Income Fund	A		C		R	R4	R5	T		Y	Z
Columbia Floating Rate Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Global Bond Fund	A	B	C	K	R			T		Y	Z
Columbia Global Equity Value Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Global Infrastructure Fund	A	B	C	K	R	R4	R5			Y	Z
Columbia Global Opportunities Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Government Money Market Fund	A	B	C		R		R5	T		Y	Z
Columbia High Yield Bond Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Income Builder Fund	A	B	C	K	R	R4	R5	T		Y	Z

Funds	A	B#	C	K	R	R4	R5	T*	V**	Y***	Z
Columbia Income Opportunities Fund	A		C	K	R	R4	R5	T		Y	Z
Columbia Inflation Protected Securities Fund	A	B	C	K	R		R5	T		Y	Z
Columbia Limited Duration Credit Fund	A	B	C	K		R4	R5	T		Y	Z
Columbia Minnesota Tax-Exempt Fund	A	B	C			R4	R5			Y	Z
Columbia Mortgage Opportunities Fund	A		C			R4	R5	T		Y	Z
Columbia Select Global Equity Fund	A	B	C	K	R		R5	T		Y	Z
Columbia Select Large-Cap Value Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Select Smaller-Cap Value Fund	A	B	C	K	R	R4	R5			Y	Z
Columbia Seligman Communications and Information Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Seligman Global Technology Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Small/Mid Cap Value Fund	A	B	C	K	R	R4	R5	T		Y	Z
Columbia Strategic Municipal Income Fund	A	B	C			R4	R5	T		Y	Z
Columbia U.S. Government Mortgage Fund	A	B	C	K	R	R4	R5	T		Y	Z
Multi-Manager Value Strategies Fund	A										Z

#	Effective on or about July 17, 2017, all shares held by Class B shareholders of the Funds will automatically convert to Class A shares:
*	Class W Shares are re-designated as Class T Shares effective on or about March 27, 2017.
**	Prior to February 24, 2017, Class V Shares were designated Class T Shares.
***	Effective March 27, 2017, Class I Shares are exchanged for Class Y Shares in a tax free conversion.